Exhibit 10.8

AGREEMENT OF PURCHASE AND SALE

AND

JOINT ESCROW INSTRUCTIONS

BY AND BETWEEN

FIRST STRIKE, INC.

A NEVADA CORPORATION

SELLER

AND

R.G. GLOBAL LIFESTYLES, INC.

A CALIFORNIA CORPORATION

PURCHASER

EFFECTIVE AS OF JANUARY 13, 2005

AGREEMENT OF PURCHASE AND SALE

AND

JOINT ESCROW INSTRUCTIONS

THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (the “Agreement”) effective as of January 13, 2005, is made by and between FIRST STRIKE, INC., a Nevada Corporation (hereafter referred to as “First Strike” or “Seller”) and R.G. GLOBAL LIFESTYLES, INC., a California Corporation (hereinafter referred to as “RGGL” or “Purchaser”).(Seller and Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties”).

PREAMBLE

A.                                   Seller is a Nevada Corporation, duly organized and validly existing. Seller is the owner of all right, title and interest in and to that certain website known as “Online Surgery.Com”, together with all domain registrations, trade names, intellectual property rights, and goodwill associated with said asset (hereinafter, the “Offered Asset” or OLS”).  Seller desires to sell and transfer the Offered Asset to Buyer effective upon the Closing Date, in consideration for the promises, covenants, and agreements set forth in this Agreement.

B.                                     Purchaser desires to purchase and acquire the Offered Asset, on the terms and subject to the conditions set forth in this Agreement.

C.                                     In consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Seller and Purchaser, intending to be bound legally and equitably, agree as follows.

ARTICLE I.

PURCHASE; DESCRIPTION OF THE PROPERTY

1.1         Purchase and Sale and Description of the Asset. Subject to the terms and conditions set forth in this Agreement, at the Closing the Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and accept from the Seller, all right, title and interest of Sellers in and to the website known as Online Surgery.Com, together with all registrations, rights, and appurtenances thereto, (hereafter, the “Offered Asset” or “OLS””):

(a)          Certificate of Interest Owned by Seller.

(i)                                   All right, title and interest of Seller in the Offered Asset.

(ii)                                The Offered Asset t is being transferred subject to all rights and obligations incident to the ownership of A registered and existing website and domain name.  Purchaser has conducted and completed its due diligence with respect to OLS and the results thereof being satisfactory, Seller is transferring OLS to Purchaser on an “as is” basis”, other than to represent that Seller owns the Offered Asset free and clear of any and all liens, encumbrances, and claims of any kind.

(iii)                             All items of income and expense attributable to the operation of OLS shall be prorated between the Parties based upon the closing date of this Agreement.

(b)         Excluded Property: None.

ARTICLE II

PURCHASE PRICE, TERMS OF SALE

2.1                                                         Purchase Price.  As consideration for the transfer, sale, assignment, conveyance and delivery to the Purchaser of the Property, the Purchaser shall, at the Closing, assume the operating expenses of OLS and shall cause to be issued and transferred to Seller Two Hundred Thousand (200,000) shares of its Restricted Common Stock, in the form and content set forth as exhibit “A” to this Agreement, which shall be referred to hereinafter as the Purchase Price.

2.2                                                         Allocation of Purchase Price:  For purposes of allocation of the purchase price only, inasmuch as the Offered Asset is privately held and difficult to value, the parties have negotiated, valued and agreed to the following valuations and allocations of the Purchase Price:  200,000 shares of common stock of Purchaser based upon closing date of January 13, 2005 represents $0.001 per share at stated par value, or $200.  Each of the Parties represents and warrants to the other, that the foregoing Purchase Price fairly represents the value of the Offered Asset as of the date of this Agreement, and is based upon all information reasonably available to the Parties as of the date hereof.  Neither party has failed to disclose any material facts to the other in connection with the sale and purchase of the Interest set forth herein, or in connection with the existence of prospective clients, growth, or status of the Offered Asset as of the date of this Agreement.

2.3                                                         The parties hereby waive the need for an Escrow agent, since the closing date shall be the date of physical delivery of the Certificate of  Ownership Interest endorsed for transfer and the Certificate of Commitment to Issue the Common Stock of Purchaser (Exhibit “A” hereto.).

2.4                                                         Payment of Purchase Price. At Closing, Purchaser shall execute and deliver to Seller the Certificate of Commitment to Issue the Common Stock of Purchaser, and shall execute and deliver a copy of this Agreement of Purchase and Sale.

ARTICLE III

SELLER’S REPRESENTATIONS AND WARRANTIES

3.1                                 Representations and Warranties. Seller hereby makes the representations and warranties set forth in this Section 3.1, subject to the limitations set forth in Sections 3.2 and 3.4, upon which Seller acknowledges and agrees that Purchaser is entitled to rely.

(a)          Organization and Power of Seller: Operation. Seller is a Nevada Corporation that is duly formed, validly existing, in good standing in the jurisdiction of its formation and is qualified to do business in the jurisdiction in which this transaction is taking place.

(b)         Authority and Binding Obligation. (i) Seller has full power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed and delivered by Seller under this Agreement, and to perform all obligations arising under this Agreement and such other documents, (ii) the execution by the undersigned on behalf of Seller, and the delivery and performance of this Agreement by Seller is or shall have been duly and validly authorized by all necessary action on the part of Seller, and (iii) this Agreement and such other documents now or hereafter to be executed and delivered by Seller under this Agreement, when executed and delivered, will each constitute the legal, valid and binding obligations of Seller enforceable against  Seller in accordance with their respective terms, subject to the application of equitable principles and the effect of all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, (“Applicable Law”) affecting the rights of creditors generally, and except to the extent Purchaser itself is in default hereunder.

(c)          Title to the Offered Interest. To Seller’s Knowledge Seller has good and valid title to the Offered Asset, which shall be free and clear of all liens, encumbrances and claims as of the Closing.

(d)         Litigation. To Seller’s Knowledge, Seller has not (i) been served with any court filing in any litigation with respect to the business of the Corporation in which Seller is named a party, or (ii) received written notice of any charge or complaint from any Governmental Authority or other Person pursuant to any administrative, arbitration or similar judicial proceeding with respect to the business of the Company which has not been settled or dismissed, and Seller has not any received written notice threatening any such action .

(e)          Contracts. To Seller’s Knowledge Seller has neither given nor received any written notice of any breach or default under any of the Operational Agreements which has not been cured, and no event has occurred or circumstance exists which, with notice or the passage of time, or both, would result in a breach or default by Seller or the other party thereunder.

(f)            Management and License Agreements. Seller is not a party to any management, franchise, license, concession or other Agreement for the management or operation of the Company, other than the Operating Agreement disclosed herein.

(g)         Finders and Brokers.  Seller has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in any other capacity for or on behalf of Seller in connection with the transaction contemplated by this Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction contemplated in this Agreement.

3.2                                 As-Is Sale. Except for the representations and warranties of Seller expressly set forth in this Article III, the Seller is not making any other representations or warranties, express or implied, about the Company. The Purchaser acknowledges that the Offered Asset being sold is not new and neither the Seller nor Seller’s Manager make any representation or warranty, express or implied, about the including without limitation, its physical condition, prospects, financial projections or predictions, and the Offered Interest is sold in its present “AS-IS” and “WHERE IS” condition.

3.3  Effect of Purchasers Know1edge. If Purchaser has Knowledge prior to Closing of a breach of any representation or warranty made by Sellers in this Agreement and Purchaser nevertheless elects to close this transaction, such representation or warranty by Seller with respect to such matter shall be deemed not to have been breached to the extent of Purchaser’s Knowledge.

ARTICLE IV

PURCHASER’S REPRESENTATIONS AND WARRANTIES

4.1                                 Representations and Warranties. Purchaser hereby makes the representations and warranties in this Section 4.1, subject to the limitation in Section 4.2, upon which Purchaser acknowledges and agrees that Seller is entitled to rely.

(a)          Organization and Power. Purchaser has all requisite power and authority to acquire, own and operate the Offered Asset as set forth in this Agreement.

(b)         Authority and Binding Obligation. (i) Purchaser has full power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed and delivered by Purchaser under this Agreement, and to perform all obligations arising under this Agreement and such other documents, (ii) the execution by the undersigned on behalf of Purchaser, and the delivery and performance of this Agreement by Purchaser has been duly and validly authorized by all necessary action on the part of Purchaser, and (iii) this Agreement and such other documents now or hereafter to be executed and delivered by Purchase under this Agreement, when executed and delivered, will each constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms, subject to the application of equitable principles and Applicable Laws affecting the rights of creditors generally, and except to the extent Seller is in default hereunder.

(c)          Consents and Approvals: No Conflicts. (i) No filing with, and no permit, authorization. consent or approval of, any Governmental Authority or other Person is necessary for the consummation by Purchaser of its obligations under this Agreement, and (ii) neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transaction contemplated under this Agreement, nor compliance by Purchaser with any of the terms of this Agreement will: (A) violate any provision of the organizational or governing documents of Purchaser; (B) violate any Applicable Law to which Purchaser is subject; or (C) result in a violation or breach of or constitute a default under any contract, agreement or other instrument or obligation to which Purchaser is a party or is bound or to which any of Purchaser’s properties are subject.

(d)         Finders and Brokers. Purchaser has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Purchaser in connection with the transaction contemplated by this Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction contemplated in this Agreement.

4.2                                 Effect of Seller’s Knowledge. If Seller has Knowledge prior to Closing of a breach of any representation or warranty made by Purchaser in this Agreement and Seller nevertheless elects to close this transaction, such representation or warranty by Purchaser with respect to such matter shall be deemed to have not been breached to the extent of Seller’s Knowledge.

ARTICLE V

COVENANTS

5.1                                 Confidentiality.

(a)          Disclosure of Confidential Information; Public Announcements. Seller and Purchaser shall keep confidential and not make any public announcement or disclose to any Person the existence or any terms of this Agreement, any information disclosed by the Inspections or in the Seller Due Diligence Materials or Purchaser Due Diligence Reports, and any other documents, materials, data or other information with respect to the Company that is not generally known to the public (the “Confidential Information”); provided, however, that Seller and Purchaser shall be permitted to (i) disclose any Confidential Information to the extent required by court order or under Applicable Law, (ii) make a public announcement regarding the transaction contemplated in this Agreement after the expiration of the Due Diligence Period, provided that Seller and Purchaser shall approve the form and substance of any such public announcement, which approval shall not be unreasonably withheld, conditioned or delayed, or (iii) disclose any Confidential Information to any Person on a “need-to-know” basis, such as their respective directors, officers, partners, members, employees, attorneys, accountants, engineers, surveyors, consultants, lenders, investors, managers, franchisers and such other Persons whose assistance is required to consummate the transactions contemplated in this Agreement; provided, however, that Seller or Purchaser (as the case may be) shall (a) advise such Person of the confidential nature of such Confidential Information, and (b) use commercially reasonable efforts to cause such Person to maintain the confidentiality of such information; and provided, further, that except for the obligations of Seller and Purchaser to use such commercially reasonable efforts, neither Seller nor Purchaser shall be liable for any breach of confidentiality by such Person, If this Agreement is terminated, Purchaser promptly shall return all Seller Due Diligence Materials to Seller, together with any other documents which contain information obtained from any Seller Due Diligence Materials, and if requested by Seller, Purchaser shall provide a copy of all Purchaser Due Diligence Reports to Seller. This Section 6.1(a) shall survive the termination of this Agreement and Closing.

5.2                                 Operation of Business Prior to Closing.

(a)          Operation in Ordinary Course of Business. From the date of this Agreement until the Closing or earlier termination of this Agreement, Seller shall operate the business in the Ordinary Course of Business, including, without limitation, (i) maintaining all existing insurance coverage (or adequate replacements thereof); (ii) maintaining inventories of Supplies in the Ordinary Course of Business, and (iii) performing maintenance and repairs in the Ordinary Course of Business. Supplies will be maintained at normal operating levels.

(b)         Operating Agreements. From the date of this Agreement until the Closing or earlier termination of this Agreement Seller shall not (i) amend, modify, extend, renew or terminate any existing Operating Agreements or Licenses and Permits, in each case without Purchaser’s prior written consent, except in the Ordinary Course of Business, which consent shall not be withheld or delayed unreasonably, nor (ii) enter into any new Operating Agreements, unless such new Operating Agreements are terminable by Purchaser, without any termination fee, upon not more than thirty (30) days notice.

ARTICLE VI

CLOSING

6.1         Closing Date, The closing of the transaction contemplated under this Agreement (the “Closing”) shall occur on January 13, 2005 at 12:00 p.m. or at such other time as agreed to in writing between Seller and Purchaser (the date on which the Closing occurs is referred to herein as the ‘Closing Date”), at the offices of Purchaser, 17751 Mitchell Ave., Irvine, CA 92614.

6.2         At the Closing date, each Party shall deliver to the other party, the documents required to be delivered by such Party under this Agreement, and the parties further agree to co-operate with one another to fully effectuate their intent under this Agreement.

ARTICLE VII.

LIQUIDATED DAMAGES PROVISION

SELLER AND PURCHASER AGREE THAT IF THIS AGREEMENT IS TERMINATED, THE DAMAGES THAT SELLER WOULD SUSTAIN AS A RESULT OF SUCH TERMINATION WOULD BE DIFFICULT IF NOT IMPOSSIBLE TO ASCERTAIN. ACCORDINGLY, SELLER AND PURCHASER AGREE AFTER NEGOTIATION THAT SELLERS SHALL RETAIN FIFTY THOUSAND SHARES OF THE PURCHASE PRICE, AND RETURN THE REMAINDER OF THE SHARES, AS FULL AND COMPLETE LIQUIDATED DAMAGES AND AS SELLER’S SOLE AND EXCLUSIVE REMEDY FOR SUCH TERMINATION; PROVIDED, HOWEVER, THAT THE PARTIES SHALL RETAIN ALL RIGHTS AND REMEDIES UNDER THIS AGREEMENT WITH RESPECT TO THOSE OBLIGATIONS WHICH EXPRESSLY SURVIVE SUCH TERMINATION; AND PROVIDED, FURTHER, THAT THE SELLER SHALL BE ENTITLED TO EXERCISE ANY RIGHTS OR REMEDIES IT MAY HAVE BY VIRTUE OF AN INDEMNITY CREATED OR GRANTED IN THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, RECOVERY OF REASONABLE ATTORNEYS FEES AND COSTS.

Sellers’ Initials	Purchasers Initials

ARTICLE VIII

CASUALTY; FRUSTRATION OF PURPOSE

8.1                                 Casualty, Frustration, or Mutual Agreement to Unwind.

(a)          Frustration. If for any reason due to force majeure or circumstances beyond the control of the parties the Offered Interest cannot be transferred in accordance with this Agreement, the parties shall use reasonable efforts to agree to amend this Agreement as may be necessary to complete the transaction contemplated by this Agreement; provided, however, that if the parties cannot reach mutual agreement, this Agreement shall terminate without fault of either Seller or Purchaser.

ARTICLE IX

INDEMNIFICATION

9.1       Indemnification by Seller. Subject to the limitations set forth in this Agreement, Seller shall defend, indemnify and hold harmless the Purchaser and its members, managers and the successors, Assigns, heirs and legal representatives of each of the foregoing (collectively, the Indemnified Purchaser) from and against any claims, liability, damage, loss, cost or expense, including, without limitation, reasonable attorney’s fees, disbursements and expenses and court costs, incurred by the Person in question (collectively ‘losses) incurred by any Indemnified Purchaser  (a) after the Closing as a result of (l) any inaccuracy or untruth of any representations or warranties made by Seller in this Agreement, and (2) the breach by Seller of any of its covenants or obligations under this Agreement which expressly survive the Closing or (b) after the termination of this Agreement, based on the breach by Seller of any of its covenants or obligations under this Agreement which expressly survive such termination.

9.2         Indemnification by Purchaser. Subject to the limitations set forth in this Agreement, Purchaser shall defend, indemnify and hold harmless the Seller and its respective shareholders, directors, officers, members, employees and agents, and their successors, assigns, heirs and legal representatives of each of the foregoing (the “Indemnified Seller” from and against any Losses incurred by an Indemnified Seller (a) after the Closing as a result of (1) any inaccuracy or breach of any representations or warranties made by Purchaser in this Agreement, or (2) the breach by Purchaser of any of its covenants or obligations under this Agreement which expressly survive the Closing, or (b) after the termination of this Agreement based on the breach by Purchaser of any of its covenants or obligations under this Agreement which expressly survive such termination.

9.3                                 Limitations on Indemnification Obligations.

(a)          Survival of Representations and Warranties. The representations and warranties of Seller under this Agreement, and the representations and warranties of Purchaser under this Agreement shall survive the Closing until the expiration of the applicable statute of limitations. To the extent any Indemnified Seller or Indemnified Purchaser (each an “Indemnified Party”) is seeking the defense of, or indemnification for, a breach of any representations or warranties, the Indemnified Party shall be entitled to indemnification only for those matters as to which such a party has given written notice to the Indemnitor (as defined below) prior to the expiration of the expiration of the applicable Survival Period.

(b)         Indemnification Cap. Notwithstanding anything to the contrary in this Agreement, in no event shall Seller’s indemnification obligations exceed the Purchase Price in the aggregate (the ‘Indemnification Cap’).

(c)          Effect of Taxes and Insurance. The amount of any Losses for which defense or indemnification is provided to any Indemnitee under this Article 9 shall be net of any tax benefits realized or insurance proceeds received by such Indemnitee in connection with the Indemnification Claim.

(d)         Third Party Claims. Except as to amounts covered under Purchaser’s insurance policy or policies, Purchaser shall not be obligated to indemnify or defend Seller or hold Seller harmless from any third party claim related to the period of time during which the Seller owned the Real Property. Except as to amounts covered under Seller’s insurance policy or policies, Seller shall not be obligated to indemnify or defend Purchaser or hold Purchaser harmless from any third party claim related to the period of time during which the Purchaser owns the Real Property.

9.4                                 Exclusive Remedy. Except for claims based on fraud, the provisions of this Article IX shall be the sole and exclusive remedy of any Indemnitee with respect to any claim for Losses arising from or in connection with this Agreement.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1                           Notices.

(a)          Method of Delivery. All notices, requests, demands and other communications (each, a “Notice”) required to be provided to the other Party pursuant to this Agreement shall be in writing and shall be delivered (i) by messenger or in person. (ii) by certified U.S. mail, with postage prepaid and return receipt requested, (iii) by overnight courier service. or (iv) by facsimile transmittal, with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) and (iii), to the other Party to this Agreement at the following address or facsimile number (or to such other address or facsimile number as Seller or Purchaser may designate from time to time pursuant to Section 10.1(c)):

If to Purchaser:

To Louis L. Knickerbocker, CEO.
R.G. Global Lifestyles, Inc.
17751 Mitchell Ave.
Irvine, CA 92614

If to Seller:

To the Office of the President
First Strike, Inc.
3395 S. Jones St., Ste. 222
Las Vegas, NV 89146

(b)         Receipt of Notices. All Notices sent by Sellers or Purchaser (or their respective counsel pursuant to Section 10.1(d)) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (i) delivery to the address or facsimile number of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address or facsimile number, and such recipient Party failed to provide the sending Party with its current address or facsimile number pursuant to this Section 10.1(b).

(c)          Change of Address. Seller and Purchaser and their respective counsel shall have the right to change their respective address and/or facsimile number for the purposes of this Section 10.1 by providing a Notice of such change in address and/or facsimile as required under this Section 10.1(c).

(d)         Delivery by Party’s Counsel. Sellers and Purchaser agree that the attorney for such Party shall have the authority to deliver Notices on such Party’s behalf to the other Party hereto.

10.2                           Time is of the Essence, Time is of the essence of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

10.3                           Successors and Assigns: Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Sellers and Purchaser, and their respective successors and permitted assigns pursuant to this Agreement.

10.4   In the event of any dispute arising between the parties, and an arbitration or similar judicial proceeding is sought, taken, instituted or brought by Seller or Purchaser to enforce its rights under this Agreement, all fees, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, of the prevailing Party in such action, suitor proceeding shall be borne by the Party against whose interest the judgment or decision is rendered. This Section 10.4 shall survive the termination of this Agreement and the Closing.

10.5                           No Recordation. Neither this Agreement, nor any memorandum or other notice of this Agreement, shall be recorded without Seller’s prior written consent, which consent may be withheld in Seller’s sole discretion.

10.6                           Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

(a)          Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter.

(b)         All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement. All references in this Agreement to particular exhibits or schedules (whether in upper or lower case) are references to the exhibits and schedules attached to this Agreement unless otherwise expressly stated or clearly apparent from the context of such reference.

(c)          The headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

(d)         Each Party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the negotiation and preparation of this Agreement, and therefore any rules of construction requiring that ambiguities are to be resolved against a particular Party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto. Each Party has had the opportunity to seek review by independent legal counsel.

(e)          The terms “hereby.” “hereof.” “hereto,’ “herein,” “hereunder” and any similar terms shall refer to this Agreement, and not solely to the provision in which such term is used.

(f)            The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without limitation.”

10.8                           Governing Law; Severability, This Agreement shall be governed by the laws of the State of Nevada. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected terms or provisions at any other time or in any other jurisdiction. Venue in any action or proceeding arising in connection with this Agreement shall be in Las Vegas, Nevada.

10.9                           Recitals, Exhibits and Schedules, The recitals to this Agreement, and all exhibits and schedules referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement.

10.10                     Exculpation. Purchaser acknowledges and agrees that all persons dealing with Seller shall look solely to Seller’s equity in the Property for the enforcement of any claims against Seller; its members, directors, officers, employees, agents and security holders of such entities assume and shall have no personal liability for the liabilities and obligations entered into by such entity, and their respective individual assets shall not be subject to the claims of any Person relating to such liabilities and obligations.

10.11                     Entire Agreement: Amendments to Agreement. This Agreement sets forth the entire understanding and agreement of the Parties hereto, and shall supersede all letters of intent and any other agreements and understandings (written or oral) between Sellers and Purchaser on or prior to the date of this Agreement with respect to the transaction contemplated in this Agreement. No amendment or modification to any terms of this Agreement or cancellation of this Agreement, shall be valid unless in writing and executed and delivered by Seller and Purchaser.

10.12                     Knowledge. Phrases referencing “Knowledge” means (a) with respect to Seller, and expressly excludes the knowledge of any other director, officer, manager, employee, agent or representative of Seller, and (b) with respect to Purchaser, (i) the knowledge of, and expressly excludes the knowledge of any other member, manager, employee, agent or representative of Purchaser.

10.13                     Facsimile: Counterparts, Seller and Purchaser may deliver executed signature pages to this Agreement by facsimile transmission to the other Party, which facsimile copy shall be deemed to be an original executed signature page: provided, however, that such Party shall deliver an original signature page to the other Party promptly thereafter. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

10.14                     Authority. The individuals signing this Agreement on behalf of a Party hereby make the following representations and warranties in favor of other Parties arid agree that the other Parties are entitled to rely thereon: Each such individual has fill power, authorization and authority to execute and deliver this Agreement on behalf of the Party for whom the individual signs and, subject to express warranties made by such Party in this Agreement, to bind such Party to perform all obligations arising under this Agreement.

IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed in their names by their respective duly authorized officers or representatives.

SELLER:
FIRST STRIKE, INC.

By:
Name: Eric Bush, Pres.

PURCHASER:
R.G. GLOBAL LIFESTYLES, INC.

BY:
Name: Louis L. Knickerbocker, Pres.

EXHIBIT “A”

CERTIFICATE OF COMMITMENT TO ISSUE SHARES

The undersigned Officers of R.G. Global Lifestyles, Inc. hereby certify that they are authorized to issue to Seller, or order, Two Hundred Thousand (200,000) shares of Restricted Common Shares of R.G. Global Lifestyles, Inc., in compliance with the terms and conditions of the Agreement of Purchase and Sale dated January 13, 2005.

Louis L. Knickerbocker, CEO

William C. Hitchcock, CFO